Exhibit 10.1

Form of Production Contract

Project Series [*]

Party A:
Party B:

Whereas,

The Parties, adhering to the principles of good faith, equality, and voluntariness, have reached a consensus after full consultation regarding the production of the series [*] (tentative title, with the modification or change of the series title not affecting the validity of this contract or the rights and obligations of the Parties, hereinafter referred to as “the Series”). Party A and Party B hereby enter into this Production Contract for [*] (hereinafter referred to as “this Contract”) to be observed by both Parties.

Article 1: Virtual Content Services and Production

1.1 Production

Production Content: The agreed production content is listed in Attachment 1 for details.

Production Specifications: [*] resolution, [*] format, with the results provided according to the compression ratio of the original material. Party B shall produce all virtual effects shots in accordance with the final specifications and content confirmed under this Contract. The final deliverables shall be provided in [*][*] or other formats/methods as required by Party A.

1.2 Service and Production Timeline

Post-production visual effects period: [*] to [*].

1.3 Delivery, Revisions, and Acceptance

Upon the effectiveness of this Contract, Party A shall provide Party B with the necessary materials for virtual content production, including the script, art concepts, prop and set design specifications, and other pre-production materials from various departments. After the final cut is determined, Party A shall provide Party B with the required digital film files, previews, original files in the specifications required for the Series’ virtual content production, XML files, etc.

The creative and production plans mutually confirmed by the Parties shall serve as Party B’s production basis and one of Party A’s acceptance criteria. After completing all production tasks under this Contract within the timeline specified in Clause 1.2, Party B shall submit the deliverables for Party A’s acceptance.

Article 2: Production Fees

2.1 Production Fee

Party A and Party B confirm that under this Contract, Party B is only responsible for the compositing content within the agreed-upon scenes. Other production-related materials, virtual assets, and digital backgrounds shall be provided by Party A. For detailed production content, please refer to the attachment 1 (Production Scene List). The total production fee under this Contract, including taxes, is RMB [*] (in words: [*]).

If there are changes to the production content or duration, the production fee shall be recalculated based on the actual workload, and the Parties shall sign a supplementary agreement. All prices stated in this Contract are inclusive of taxes, and both Parties shall bear their respective taxes in accordance with the law. In case of any legal disputes or litigation arising from tax issues, the Party responsible shall bear the consequences without involving the other Party.

2.2 Payment Terms

First Payment: Within 5 working days after the signing and effectiveness of this Contract, Party A shall pay Party B the first installment of the production fee, totaling RMB [*] (in words: [*]) including taxes.

Second Payment: Upon Party B’s completion of 80% of the agreed-upon workload under this Contract and submission of watermarked sample shots for review, Party A shall pay Party B RMB [*] (in words: [*]) including taxes after acceptance.

Third Payment: Upon Party B’s completion of 100% of the agreed-upon workload under this Contract and submission of watermarked sample shots for review, Party A shall pay Party B RMB [*] (in words: [*]) including taxes after acceptance.

Within 3 days of receiving the payment, Party B shall deliver all final versions of the special effects shots and other relevant files required for review. If any changes to the production content impact the agreed fees, the adjustment shall be based on a detailed settlement list issued by Party B (with an official stamp), and the Parties shall agree separately on the payment method for the changes.

2.3 Payment Account for Party B

Company Name: [*]

Bank Name: [*]

Account Number: [*]

Party B hereby confirms that payment transferred to the above-designated account shall be deemed as received by Party B. If the account provided is incorrect or not owned by Party B, Party A shall not bear any liability for delayed payments caused by incorrect bank information. Payment shall be determined based on the electronic receipt of the transfer by Party A and the receipt of funds by Party B.

2.4 Invoicing

Party B shall issue valid, lawful, and genuine VAT invoices at a [*] tax rate to Party A within 5 working days before each payment.

If Party B fails to provide the invoice on time or if the invoice is invalid, Party A reserves the right to delay payment without incurring legal liability for late payment. Party B shall continue to perform its obligations under this Contract as agreed. Party A’s payment obligation is contingent upon the acceptance of the quality and content of Party B’s services.

Party A’s VAT Invoice Information

Company Name: [*]

Account Number: [*]

Bank Name: [*]

Address: [*]

Phone Number: [*]

Tax Identification Number: [*]

2.4.1 Fulfillment of Payment Obligations

The payment obligation of Party A under this Contract shall be deemed fulfilled upon Party B’s receipt of the full production fee for the virtual content. Party B shall be solely responsible for distributing payments and compensating its staff, including withholding and remitting applicable personal income taxes or other fees from the production fees received under this Contract.

2.4.2 Replacement of Non-compliant Invoices

If Party B’s issued VAT invoice is deemed non-compliant, Party B must reissue a compliant invoice and deliver it to Party A within 5 working days of Party A’s request, bearing any associated costs.

2.4.3 Penalty for Non-compliance

If Party B provides an invoice that fails to meet tax department certification or violates relevant invoicing laws, causing Party A to be unable to claim deductions, Party B shall compensate Party A for the amount of taxes specified in the non-compliant invoice as a penalty.

2.4.4 Responsibility for Illegal Invoicing

Party B shall bear full legal responsibility for issuing or providing invoices that violate national laws, regulations, or policies.

2.4.5 Adjustment for Tax Rate Changes

If the VAT invoice issued by Party B reflects a tax rate lower than the agreed tax rate in this Contract, the Parties agree to adjust the fee according to the following formula:

Adjusted Fee (inclusive of tax) = Original Contract Fee (inclusive of tax) × (1 + Actual Tax Rate) ÷ (1 + Agreed Tax Rate).

Party B shall issue VAT invoices to Party A based on the adjusted fee. Party A shall pay Party B according to the amount specified in the invoice and the payment terms agreed upon in this Contract.

Article 3: Intellectual Property

3.1 The investor/producer of the Series shall be the sole owner of the visual materials and all derivative interests arising from them. The relevant rights shall be permanently vested in the producer from the moment the visual materials are created or generated.

3.2 Regardless of whether the visual materials are created solely by Party B or jointly by Party B, Party A, and the producer, the producer shall be deemed the copyright holder of the visual materials for all purposes worldwide. For the avoidance of doubt, Party B hereby permanently assigns all ownership and intellectual property rights of the visual materials to the producer. This includes the absolute right to develop and utilize the visual materials in any form or medium, whether currently existing or invented in the future, as well as the tangible and intangible assets related to the visual materials. Additionally, all revenues and benefits derived from the Series and/or the visual materials shall also be permanently assigned to the producer.

Visual materials involving Party B’s proprietary production techniques, software, or technological developments, specifically those related to the production process, shall not belong to Party A or the Series’ investor. Such technologies shall remain the permanent property of Party B.

Article 4: Rights and Obligations of Both Parties

4.1 All materials, information, and assets related to the Series provided by Party A to Party B shall remain the property of the producer. Party B shall handle these materials with proper care upon receipt. If required for production purposes, Party A may provide storage tools such as hard drives or arrays to Party B, which shall be returned to Party A as instructed upon the completion of all services and production under this Contract.

4.2 Party B shall prepare all necessary equipment for completing the visual effects production and ensure that all technical specifications meet industry or national standards. Party B shall complete the services, production, and revisions under this Contract on time and as required, and deliver the final completed version of the Series and related data files to Party A. If delays occur due to Party A (e.g., failure to deliver necessary materials to Party B on time), Party B shall not be held liable for missing the agreed timeline, and the Parties shall negotiate an extension of the delivery schedule. Party A has the right to monitor the progress of the visual effects production at any time.

4.3 Party B shall not return or deliver any virtual content produced under this Contract to individuals other than those designated by Party A.

4.4 If Party A fails to make payments as agreed and does not rectify the situation within 5 days of Party B’s notification, Party B has the right to suspend production until the outstanding payments are settled. The period of suspension shall not count towards the production timeline, and the agreed production timeline may be extended accordingly.

4.5 If Party B fails to execute the production according to the mutually confirmed production plan, resulting in the deliverables being rejected by Party A, Party B shall re-produce the work until it meets Party A’s approval. Should disagreements arise, the Parties shall consult and negotiate in good faith to resolve them. If resolution is not possible, Party A’s decision shall serve as the final solution. Party B shall not terminate or delay work in any manner. If Party A proposes additional creative ideas or requirements after the production plan is confirmed and Party B has completed the production, the additional production timeline shall be determined through mutual agreement.

4.6 Party B shall keep all materials provided by Party A (including shooting materials, information about key personnel, designs, costumes, plots, audio, etc.), as well as all information, footage, and actors’ statements and behavior from the Series’ production, strictly confidential. Party B shall not disclose such information to anyone other than those designated by Party A. Party B shall ensure proper management of its personnel involved in this Contract and require them to sign confidentiality agreements. Party B shall implement all necessary measures to safeguard confidential information. Without Party A’s permission, Party B shall not upload the aforementioned confidential materials to the internet or transmit or store them via online tools or storage platforms (including but not limited to WeChat, QQ, cloud drives, or other network transmission tools).

4.7 Upon Party A’s fulfillment of all payment obligations under this Contract, Party A reserves the right to continue production, make additions, deletions, or modifications, or engage third parties to do so, based on the deliverables completed by Party B. Party B and its personnel shall not raise any objections regarding these rights.

Article 5: Representations and Warranties

5.1 Party A warrants that it has the legal right to dispose of the elements of the Series it provides and guarantees that the commissioning under this Contract does not infringe upon the legitimate rights of any third party or violate any laws or regulations. Party B warrants that its ideas, works, services, and production processes (including but not limited to production methods, tools, software, content, and deliverables) comply with national laws and regulations and do not infringe upon the legitimate rights of others (including but not limited to intellectual property and personal rights). If any violations occur, Party B shall bear the resulting legal responsibilities.

5.2 To ensure the quality of services, Party B agrees and guarantees to accept Party A’s supervision and to provide services in accordance with Party A’s requirements. If the services do not meet the requirements, Party B shall adjust or modify them as requested by Party A and fully cooperate to make revisions until they are approved. If Party B fails to complete the virtual content production as stipulated in this Contract or if the deliverables and service quality fail to meet the agreed requirements after three adjustments or modifications, Party A reserves the right to unilaterally terminate this Contract. Upon termination, Party A is only obligated to settle the production fees based on the portion of work actually completed by Party B and approved by Party A.

5.3 Both Parties mutually represent, warrant, and guarantee to each other as follows:

5.3.1 They have the authority to enter into this Contract.

5.3.2 They have the capability to fulfill their obligations under this Contract, and such performance will not violate any applicable legal restrictions or infringe upon the legitimate rights of any third party.

5.4 Any breach of the above representations, warranties, and guarantees shall be deemed a breach of this Contract, and the breaching party shall bear liability for breach of contract as stipulated herein.

Article 6: Liability for Breach of Contract

6.1 If Party B fails to provide virtual content production services as agreed or fails to complete all production work within the agreed timeline due to Party B’s sole fault, Party B shall pay a penalty of 0.3% of the total production fee to Party A for each day of delay. Party A has the right to deduct this amount from the payment due to Party B.

6.2 Any Party that breaches the terms of this Contract shall bear liability for breach of contract. If such breach causes harm to the other Party or renders the Contract impossible or partially impossible to perform, the breaching Party shall be responsible for all resulting economic and legal liabilities. Additionally, the breaching Party shall compensate the non-breaching Party for all economic losses, including but not limited to prior investments, direct or indirect losses, penalties, or damages payable to third parties, as well as reasonable expenses incurred in pursuing the breach, such as litigation fees, attorney fees, notarization fees, appraisal fees, preservation fees, guarantee fees, and travel expenses.

6.3 Party A reserves the right to unilaterally terminate this Contract in any of the following circumstances:

6.3.1 Party B fails to deliver the work results within 10 days after the deadline set by Party A due to Party B’s sole fault.

6.3.2 Party B suspends work without reason or engages in any actions that impact the production of virtual content for the Series.

If this Contract is terminated for the above reasons, Party B shall refund all received production fees to Party A and pay a penalty equal to 30% of the total production fee. If the penalty is insufficient to cover Party A’s actual losses, Party B shall further compensate Party A for all resulting losses.

Article 7: Force Majeure

7.1 If a force majeure event (such as a pandemic, war, earthquake, strike, riot, or judicial/governmental restrictions) beyond the reasonable control of the Parties prevents either Party from performing part or all of its obligations under this Contract, the affected Party shall promptly notify the other Party. Both Parties may negotiate adjustments based on the actual situation, and the affected Party shall be exempt from liability for breach of contract for the obligations not performed within the affected scope.

7.2 Based on the severity of the force majeure event, the Parties may negotiate the following options:

7.2.1 Extend the deadline for the completion of services and production.

7.2.2 Terminate this Contract (including termination during any agreed extension period based on actual circumstances).

Article 8: Dispute Resolution

This Contract, including its formation, validity, performance, and interpretation, shall be governed and construed in accordance with the laws of the People’s Republic of China. Any disputes arising from or in connection with the execution of this Contract shall be resolved through friendly negotiation. If the disputes cannot be resolved through negotiation, they shall be submitted to the competent People’s Court in Chaoyang District, Beijing, where this Contract was signed, for resolution through litigation.

Article 9: Miscellaneous

9.1 Any matters not addressed in this Contract shall be resolved through mutual consultation between the Parties, and a supplementary agreement shall be signed. In the event of a conflict between this Contract and the supplementary agreement, the provisions of the supplementary agreement shall prevail. The annexes and supplementary agreements to this Contract shall have the same legal effect as this Contract.

9.2 This Contract shall take effect upon being stamped by both Parties. It is executed in two counterparts, with each Party holding one copy, both of which shall have the same legal effect.

Attachment: 1. Production List for “[*]”

(No text below)

(This page contains no text and serves as the signature page for the Production Contract for [*] between Party A and Party B.)

Party A:

Seal:

Date:

Party B:

Seal:

Date: